InspireMD Appoints Dr. James Barry as Chief Operating Officer

Strengthens Leadership Team with Addition of Experienced Medical Device Executive

BOSTON, MA – July 15, 2014 – InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in embolic protection systems, today announced the appointment of James Barry, Ph.D. as Chief Operating Officer. Barry, who has more than two decades of experience in the medical device industry, will be based in the Company’s Boston headquarters.

Dr. Barry will focus on three critical performance areas: advancing the product pipeline including finalizing the drug eluting stent MGuard platform; managing all global clinical trial activities and driving the operational activities to systematically enhance quality and reduce product costs, including finalizing the outsourcing of the manufacturing activities of the Company.

“Jim’s deep experience in developing next generation medical devices is particularly relevant at this phase of our growth,” commented Alan Milinazzo, CEO of InspireMD. “We are delighted to have Jim join us and we expect to immediately benefit from his leadership in several critical areas of the business. Leading organizations through research and development, clinical trial activities and the production of novel medical devices is what Jim does best. In particular, during his tenure at Boston Scientific Jim was central to the success achieved in identifying and developing next generation drug eluting stents.”

For more than 18 years, Dr. Barry held senior roles at Boston Scientific Corporation. Barry initiated and oversaw the development of Boston Scientific’s Taxus™ stent which quickly became the number one selling drug eluting stent worldwide. He also oversaw the development of the technology that is employed in the next generation Synergy™ Everolimus-Eluting Stent System, which received CE Mark in November 2012.

Dr. Barry currently serves on a number of advisory boards including the College of Biomedical Engineering at Yale University, the College of Sciences at University of Massachusetts-Lowell, and the Massachusetts Life Science Center.

Dr. Barry holds a Bachelor's Degree in Chemistry from St. Anselm College and a PhD in Biochemistry from the University of Massachusetts.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ with MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM) and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-KT and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

Phone: 212-896-1215 / 212-896-1250

Email: tfromer@kcsa.com / grussell@kcsa.com

Media Contact:

Samantha Wolf

KCSA Strategic Communications

212-896-1220

swolf@kcsa.com

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